Exhibit 5.3.2

HUNTON ANDREWS KURTH LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 • 309 • 1000 FAX 212 • 309 • 1100

FILE NO: 079373.0000001

November 5, 2018

Kansas City Power & Light Company

1200 Main Street

Kansas City, Missouri 64105

Re:     Kansas City Power & Light Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Kansas City Power & Light Company, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to notes (the “Notes”) and general mortgage bonds of the Company, in each case, in amounts, at prices and on terms to be determined at the time of an offering.

The Notes will be issued under the Indenture (the “Notes Indenture”) dated as of May 1, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Notes Trustee”), which is incorporated by reference as an exhibit to the Registration Statement.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons other than the directors and officers of the Company and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that the Notes Indenture is the valid and legally binding obligation of the Notes Trustee.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Kansas City Power & Light Company

November 5, 2018

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Notes will be legally issued and will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law) when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Company Board”) shall have duly adopted final resolutions authorizing the issuance and sale of such series of Notes; and (ii) such Notes shall have been duly executed and authenticated and issued as provided in the Notes Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Notes: (i) any Notes being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) any Notes being offered will be issued and sold upon the terms specified in an appropriate order of the Missouri Public Service Commission; (iii) the terms of any Note will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the authorization thereof by the Company Board will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the Notes Indenture will not have been modified or amended; and (vi) the Amended and Restated Articles of Consolidation of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

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